Exhibit 99.1

Conference call script
Medizone International, Inc.
March 2, 2017
David Esposito, Chairman and Chief Executive Officer, Medizone International, Inc.
Thank you (operator) Carlos.  Welcome to today’s call.  Thank you for joining us today. I am David Esposito and I am joined remotely by Dr Michael Shannon our President & Director of Medical Affairs and John Pentony who leads our Investor Relations.  The purpose of today’s call is to speak to investors about the recent announcements on the leadership transition, retaining EMA Partners as our investment bank and outlining our commercial strategy moving forward.
Just a few logistics items for today’s call as we get started.
(1) The slides for today’s call are available on our website if you wish to follow along.
(2) The call will be recorded and available for 7 days after this call if you or someone you know would like a replay or was not able to join live today.
(3) The call is set for one hour and we hope to have time to address the questions submitted beforehand and if time permits to take some calls live.
(4) The company will be filing our 10-k and reporting results of operations for the year ending 2016 later this month and at that time the company will disclose information relating to the results of operations and the cash position of the company.  I will not be speaking to those items on this call given we have not yet submitted our results through the 10-K process.  We will focus our discussion on the transition and our strategy going forward.
If you are following along on we are slide #2 and the Safe Harbor Statement: “This update does contain forward looking statements and our actual results could differ materially from those projected in these forward-looking statements. The contents of this update should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.”
Our Agenda:
First, the recent transition of management, followed by a Company overview, problem statement and what we see as a critical solution AsepticSure.  This section may be review for many on the call, but we felt it is important to continue to emphasize the scientific breakthrough we have with AsepticSure and outline the key advantages of our technology.
Most of the call will be in discussion about our commercial strategy going forward. We have a number of questions that were submitted and we hope to get to many if not all of them within the hour.
Regarding the transition.  As was announced on Monday and put in effect yesterday, the board of directors has appointed me (David Esposito) Chairman and interim CEO of Medizone international and we have transferred the corporate HQs from CA to Kalamazoo, MI.
I want to take a moment and thank Ed and Jill Marshall for their leadership and perseverance. Ed and Jill are offering their full support to ensure a smooth transition over the coming weeks and months and myself and the team will count on their continued advice as move the company into an expanded commercialization effort.

In addition to the leadership transition, we announced on March 1st that Medizone has retained EMA Partners as advisor and investment bank to the Company.  They have a tremendous track record of helping companies like ours to create real value in the market.  They will be supporting our business development initiatives, such as field of use and/or geographic licensing deals, distribution or commercialization partnerships and fund raising initiatives.  The team has already begun the outreach and we look forward to reporting on their progress in the months ahead.
We acknowledge that transitions and leadership change are never easy and also that there is never the “perfect” time for change, but we are confident in the resilience of our team and partners to ensure an efficient transition and scaling of our business to reach our full potential.
Slide 5.  Provides a brief overview of our business [review contents of slide].
It is helpful to reinforce the real and present challenge in the market place.  Infectious Disease is an often “invisible and delayed threat to human life”.  This is a consistent threat present in healthcare facilities around the globe.  The science of bacterial regrowth is not too difficult to understand, but the slow moving healthcare systems across the globe are often resistant to change until they see an immediate visible threat to human life like the outbreaks of SARS, MERS Corona and Ebola over the last decade or so.
Nonetheless, the problem and as you will see as we move to the next slide, today’s solutions are inadequate.
[Review each of points on Slide 7]
Many have seen commercial success without a great deal of scientific and real-world proof of effectiveness which we think reinforces the significant market opportunity for a technology that can deliver on its commitments to achieve superior kill rates across all pathogens.
[Slide 8 – review synergy illustrated here]: We see AsepticSure has having the potential to be the one and only solution capable of breaking the recurrent hospital acquired infection cycle.
[Slide 9 – read] AsepticSure differentiated.
[Slide 10] This slide illustrates two remarkable demonstrations of the positive impact that AsepticSure can have on the pathogenic environment of a hospital in resetting the room to zero. These are the kind of results we want to see reproducible in key markets across the globe.
[Slide 11] This slide [discuss points] outlines our commercial strategy.
[Slide 12] Summarizes the regulatory approval we have undertaken and currently in process.
[Slide 13] Manufacturing, Inventory, and R&D are summarized on this slide. As you can see, initial new build ramp up is about 120 days so we are working to develop a realistic and practical build schedule as we gain traction in the market.
[Slide 14] Bullet points outline the key steps to our commercial execution:
[Slide 15] and these are detailed on the following slides. [Review contents of “Product Positioning” slide]
[Slide 16] Marketing and Sales Processes are key to our market penetration.  [Review strategy outlined on slide.] Lead generators and suppliers with deep, long standing relationships with key customer segments will help to accelerate our awareness and adoption of AsepticSure.

[Slide 17] (Marketing and Sales Process continued):  We are beginning to identify interested integrated delivery networks who do see the need for a better solution.  We have not finalized engagements yet with a US based hospital facility.  We have had a very limited commercial execution since EPA clearance late last year and given there are a number of factors to gaining agreement and then implementing a Product Evaluation Program, we need a lot of shots on goal in US systems to ensure successful execution and we have begun approaching these systems as we speak.
In addition, we are outlining some potential partnerships with groups who have a vested interested in addressing major health economic challenges in health systems in the US and we see those as opportunities to help drive adoption into a Product Evaluation Program.
This is an ongoing process.  Also, we see opportunities to close deals in the near term where there are some decision makers in health systems who see a real problem, have perhaps been on the Medicare 1% penalty list and are more willing to move to a straight contracting process.
[Slide 18] Technical Support and Customer Service.  A critical part of ensuring a great customer experience with AsepticSure is having the right technical support to provide an effective in-service, training and follow-up for a customer. [review customer support and technical support current and planned services outlined on this slide]
[Slide 19] Intellectual Property.  A 4th pillar of our commercial strategy is to continue to build a solid IP wall in key areas of use.  Listed on this slide are several important parts of our portfolio and we continue to build our portfolio of value in terms of IP.
[Slide 20] Review financing options as outlined on this slide, including equity (private placements) funding.  Given our planned submission of our 10-K here in a few weeks, I will not be providing specific financial guidance today.  Suffice to say that we will be continuing with private equity offerings in the near term to support initial commercial plans, similar to offerings that we have implemented in the past.  Our board will be reviewing the potential needs in the coming weeks.
Additional potential options include those outlined on this slide.
[Question and Answer]  We received a number of questions submitted prior to the webcast and I will address those first and if we have time I may then take some live calls.  Several of the questions we received covered common themes or subjects.
1.	Questions on what does “Interim CEO” really mean?
The board of directors has outlined a transition plan with me (David Esposito) becoming the Chairman of the Board and interim CEO with the priorities of building the commercial team and executing on our commercial strategy.  The board will be assessing the execution of the transition over the coming months to determine a more permanent structure.  Part of the transition plan is to permanently move the corporate headquarters to Kalamazoo, MI.  The board understands I have responsibilities with my current role at Armune that I still need to fulfill.
The board anticipates that this interim role is not for 30 days but also not prolonged beyond 6-12 months in order to assess the execution of the commercial plan and implement a permanent leadership structure.

With regards to timing and or the question of why now?  Ed Marshall and the board felt the time was right to begin to execute on our plans to transition the Company to a more commercially focused business and build out of commercial team.  There is never an ideal time for change, but we all felt the timing made sense to capitalize on what we see as a significant opportunity in the market.
2.	Questions on commercial strategy and the use of distributors vs direct sales channels.
We see the opportunity to continue to expand our reach in markets outside the US with the efficient partnership with local, in country distributors with a proven track record of success.  We see terrific opportunities with our team in South America (BioSepsis) and we look to expand opportunities like that in other parts of the globe.
In the US, we think there most likely could be a combination of direct sales and commercial partners to fully penetrate the market.  EMA partners will help us assess the interest of healthcare companies in partnering on commercial efforts in certain markets, fields of use etc.
However, in the US, we believe our direct efforts are needed to establish the product evaluation programs in the right facilities to ensure we can translate our success in these early engagements into effective influence to drive sales and adoption in other hospital targets.
We will be focused on a success based expansion around the most effective sales channels.  We do see some growth in a direct sales force over time, but we will assess that as we work with some of our existing partners to determine the optimal path to growth.
3.	Questions around the role of EMA Partners?
EMA Partners has a tremendous amount of experience in creating value in businesses of our size and current state.  They will be looking to explore a range of potential opportunities.  Including licensing the platform in key markets (either geographic or fields of use) a development-commercialization relationship with a large strategic entity and growth support from a financial partner.
We are looking to EMA to help us assess near term opportunities to drive commercial success which will translate into value creation for the company which will create its own opportunities in the future.
4.	Questions on the progress of entering in trials or as I described Project Evaluation Programs.
We are beginning to identify interested integrated delivery networks who do see the need for a better solution.  We have not finalized engagements yet with a US based hospital facility.  We have had a very limited commercial execution since EPA clearance late last year and given there are a number of factors to gaining agreement and then implementing a Product Evaluation Program, we need a lot of shots on goal in US systems to ensure successful execution and we have begun approaching these systems as we speak.
In addition, we are outlining some potential partnerships with groups who have a vested interested in addressing major health economic challenges in health systems in the US and we see those as opportunities to help drive adoption into a Product Evaluation Program.
Also, we see opportunities to close deals in the near term where there are some decision makers in health systems who see a real problem, have perhaps been on the Medicare 1% penalty list and are more willing to move to a straight contracting process.
5.	Questions on timing and quantity of sales.
These are hard to predict given the long sales cycle and decision making process within large facilities, but we see 2017 as the year we make entry into US hospitals and scale the business and we look forward to updating you on our progress.

6.	Questions on technical service and support of AsepticSure placements.
Currently we see a sales process that post sale, includes:
A.
On site in servicing of the instrument and training of on-site staff to ensure they can operate the equipment and routine trouble shooting.  Currently our technicians in Canada are prepared to do this with near term sales.

B.	Remote technical support through the cloud is currently being done and we see that expanding with software upgrades so that many service/technical issues can be handled remotely.
C.	When needed, onsite service and support will be provided.
D.	We are currently offering an annual service contract with an AsepticSure purchase
We will proceed with either a direct expansion of our technical support with technicians close to major customers or perhaps contract with a third party to provide onsite technical support.
7.	Questions on the commercial model: One of more of a service and support model or capital sale to facilities to manage their own process?
Similar to my earlier comments, we need to, in the near term, demonstrate the results we saw in Canada are reproducible in the US by executing on our plans for Product Evaluation Programs.  We see there are valid points of view on both a service model, a capital equipment purchase model and one that generates value through a “cost avoidance” financial arrangement with a facility.  I think we are a little too early in our US commercial efforts to determine a final optimal approach to market.  Our first priority is to gain utilization in US facilities through our Product Evaluation Program.
We have time for one or two calls.
[Slide 22]  Closing remarks:  I want to thank the shareholders on the line for your continued support of our company, our people and the potential we have to make a real difference in the world with AsepticSure.  We look forward to reporting on our results in the months and quarters to come and we thank you for your support.
Have a great day.
Operator this concludes our call.  Thank you.